As filed with the Securities and Exchange Commission on September 24, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VICTORY CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	6282	32-0402956
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Nina Gupta
Chief Legal Officer and Head of
Human Resource Administration
15935 La Cantera Parkway
San Antonio, TX 78256
(216) 898-2400
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies:
David K. Boston
Danielle Scalzo
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, $0.01 par value	44,973,804(3)	$33.97	$1,527,760,122	$166,679

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on September 20, 2021 as reported on the NASDAQ.

(3)
Represents shares of our common stock that may be offered and sold from time to time by the selling stockholders identified herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 24, 2021
PROSPECTUS
44,973,804 Shares
VICTORY CAPITAL HOLDINGS, INC.
Class A Common Stock

From time to time, with this prospectus, the selling stockholders identified in this prospectus may sell up to an aggregate of 44,973,804 shares of our Class A common stock. As described in the section entitled “Plan of Distribution,” the selling stockholders may offer and sell the shares of Class A common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the shares of our Class A common stock by the selling stockholders. In certain circumstances, we will describe the specific manner in which these shares will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate herein by reference.
Our Class A common stock is listed on the NASDAQ under the symbol “VCTR.” On September 23, 2021, the last reported sale price of our common stock was $33.78 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September   , 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the offered securities in one or more offerings or transactions.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
We have not authorized anyone to provide you with any information other than that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We are not making any representation to you regarding the legality of an investment by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.
In this prospectus and the documents incorporated in this prospectus by reference, we rely on and refer to certain market and industry data and forecasts related thereto. We obtained this information and these statistics from sources other than us, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. We use these sources and estimates and believe them to be reliable, but we cannot give you any assurance that any of the projected results will be achieved.
Our design logos and the marks “Victory Capital,” “Victory Capital Management,” “Victory Capital Services,” “Victory Funds,” “VictoryShares,” “CEMP,” “CEMP Volatility Weighted Indexes,” “INCORE Capital Management,” “Integrity,” “Integrity Asset Management,” “Munder,” “Munder Capital Management,” “The Munder Funds,” “NewBridge,” “NewBridge Asset Management,” “RS Funds,” “RS Investments,” “Sophus Capital,” “Sycamore Capital,” “THB Asset Management”, Victory Capital Solutions, “Trivalent Investments,” “USAA Investments” and “USAA Mutual Funds” are owned or licensed for a period of time by us or one of our subsidiaries. All other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.
In this prospectus, when we refer to
“AUM,” we are referring to our assets under management.
“Company,” “we,” “our” or “us,” we are referring to Victory Capital Holdings, Inc. and its consolidated subsidiaries, except where otherwise stated or where it is clear that the term means only Victory Capital Holdings, Inc. exclusive of its subsidiaries;
“Crestview,” we are referring to Crestview Advisors, L.L.C.;
“Crestview GP,” we are referring to Crestview Partners II GP, L.P.;

“Crestview Victory,” we are referring to Crestview Victory, L.P.;
“ETFs,” we are referring to exchange traded funds;
“VCM,” we are referring to Victory Capital Management Inc., our wholly owned registered investment adviser;
“VCS,” we are referring to Victory Capital Services, Inc., our broker dealer subsidiary registered with the SEC (formerly known as Victory Capital Advisors, Inc.);
“VictoryShares,” we are referring to Victory’s ETF brand.
Unless otherwise specified herein or the context otherwise requires, all references to “$” in this prospectus refer to U.S. dollars.
For investors outside the United States: neither we nor any of the selling stockholders have done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the distribution of this prospectus outside of the United States.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the Exchange Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain a website at www.ir.vcm.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website is not incorporated by reference and is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.
We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:
•
Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7 2021 and for the quarter ended June 30, 2021, filed with the SEC on August 6, 2021;

•
Current Reports on Form 8-K filed with the SEC on February 18, 2021, May 19, 2021 and September 13, 2021;

•
Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2021; and

•
The description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on February 6, 2018, including any amendments or reports filed for the purpose of updating the description.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents specifically incorporated by reference therein. You should direct any requests for documents to our Chief Legal Officer at: c/o Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus and the information incorporated by reference in this prospectus.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:
•
reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic;

•
the nature of our contracts and investment advisory agreements;

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our ability to maintain historical returns and sustain our historical growth;

•
our dependence on third parties to market our strategies and provide products or services for the operation of our business;

•
our ability to retain key investment professionals or members of our senior management team;

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our reliance on the technology systems supporting our operations;

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our ability to successfully acquire and integrate new companies;

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the concentration of our investments in long-only small- and mid-cap equity and U.S. clients;

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risks and uncertainties associated with non-U.S. investments;

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our efforts to establish and develop new teams and strategies;

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the ability of our investment teams to identify appropriate investment opportunities;

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our ability to limit employee misconduct;

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our ability to meet the guidelines set by our clients;

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our exposure to potential litigation (including administrative or tax proceedings) or regulatory actions;

•
our ability to implement effective information and cyber security policies, procedures and capabilities;

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our substantial indebtedness;

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the potential impairment of our goodwill and intangible assets;

•
disruption to the operations of third parties whose functions are integral to our ETF platform;

•
our determination that we are not required to register as an “investment company” under the Investment Company Act of 1940;

•
the fluctuation of our expenses;

•
our ability to respond to recent trends in the investment management industry;

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the level of regulation on investment management firms and our ability to respond to regulatory developments;

•
the competitiveness of the investment management industry;

•
the level of control over us retained by Crestview GP;

•
the dual class structure of our common stock;

•
our status as an emerging growth company and a controlled company; and

•
other risks and factors listed under “Risk Factors” and elsewhere in this prospectus.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference into this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made, and we and the selling stockholders undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT VICTORY
We are a diversified global asset management firm with $164.9 billion in AUM as of August 31, 2021. We operate a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.
We provide specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With ten autonomous Investment Franchises and a Solutions Platform, we offer a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan. As of August 31, 2021, our Franchises and our Solutions Platform collectively managed a diversified set of 124 investment strategies for a wide range of institutional and retail clients and direct investors.
Our Franchises are operationally integrated but are separately branded and make investment decisions independently from one another within guidelines established by their respective investment mandates that we monitor. Our integrated model creates a supportive environment in which our investment professionals, for the most part, are unencumbered by administrative and operational responsibilities and can focus on their pursuit of investment excellence.
Our Solutions Platform consists of multi-Franchise and customized solutions strategies that are primarily thematic or rules-based. We offer our Solutions Platform through a variety of vehicles, including separate accounts, mutual funds, unified managed account (“UMA”) products, and VictoryShares which is our ETF brand. Like our Franchises, our Solutions Platform is operationally integrated and supported by our centralized distribution, marketing and operational support functions.
Our centralized key functions include distribution, marketing, trading, middle- and back-office administration, technology, legal, human resources, compliance and finance. Our integrated model aims to “centralize, not standardize”. We believe by providing our Franchises with control over their selection of, and everyday use of, portfolio management tools, risk analytics and other investment-related functions, we minimize disruptions to their investment process and ensure that they are able to invest in the fashion that they find most optimal.
We have grown our AUM from $17.9 billion following the management-led buyout with Crestview GP in August 2013 to $164.9 billion at August 31, 2021. We attribute this growth to our success in sourcing acquisitions and evolving them into organic growers, generating strong investment returns, and developing retail and institutional distribution channels with deep penetration.
Victory Capital Holdings, Inc. was incorporated as a Delaware corporation in February 2013, for the purpose of acquiring VCM and VCS from KeyCorp, which occurred on August 1, 2013. VCM was previously a subsidiary of KeyCorp. Originally founded as Cleveland Trust in 1894, it was ultimately rebranded as VCM in 2001, and served as the investment management division of KeyCorp.
Our principal business office is located at 15935 La Cantera Parkway, San Antonio, TX 78256. Our website address is www.ir.vcm.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it to be part of this prospectus.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock by the selling stockholders. Net proceeds from the sale of the shares of Class A common stock will be received by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”
SELLING STOCKHOLDERS
This prospectus relates to the resale from time to time by the selling stockholders named below of up to 44,973,804 shares of our Class A common stock.
We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered by this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after the completion of any offering. If we provide a prospectus supplement in connection with any offering of shares by any selling stockholder, such prospectus supplement will set forth the beneficial ownership of such selling stockholder upon the completion of such offering.
The following table sets forth information with respect to the current beneficial ownership of each selling stockholder and the number of shares of Class A common stock each selling stockholder may sell pursuant to this prospectus. For purposes of the table below, we have assumed the selling stockholders will sell all of the shares covered by this prospectus in one or more offerings. The percentages of common stock beneficially owned by the selling stockholders set forth in the table reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 16,160,988 shares of our Class A common stock and 51,893,903 shares of our Class B common stock issued and outstanding as of August 31, 2021.
To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. These shares, and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.

See “Relationships and Related Party Transactions” in our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, incorporated by reference into this prospectus, for a description of certain material relationships between us and the selling stockholders.
Name	Shares Beneficially Owned Prior to Offering			Number of Shares Covered by this Registration Statement	Shares Beneficially Owned After the Covered Shares are Sold(1)
	Number of Shares(2)	% of Total Common Stock	% of Total Voting Power(2)	Number of Shares	Number	Percent
Crestview Victory(3)	35,251,136	51.8%	65.9%	35,251,136	0	*
Crestview(3)	10,928	*	*	10,928	0	*
Reverence Capital Partners Opportunities Fund I, L.P. (4)	3,456,070	5.1%	6.5%	3,456,070	0	*
Reverence Capital Partners Opportunities Fund I (Cayman), L.P. (4)	2,873,496	4.2%	5.4%	2,873,496	0	*
Reverence Capital Partners Opportunities Fund I (AI), L.P.(4)	55,259	*	*	55,259	0	*
RCP Lake Co-Invest, L.P.(4)	3,326,915	4.9%	6.2%	3,326,915	0	*

*
Represents beneficial ownership of less than 1%.

(1)
Assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholders and that no additional shares of common stock of the Company are subsequently bought or sold by the selling stockholders.

(2)
All shares presently held are shares of Class B common stock. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock. Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, calculated on the basis of beneficial ownership. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock. The Class A common stock and Class B common stock vote together as a single class on all matters unless otherwise required by our amended and restated certificate of incorporation or amended and restated bylaws. Each share of Class B common stock converts automatically into one share of Class A common stock automatically upon transfer, subject to certain exceptions. Each share of Class B Common Stock will convert automatically into a share of Class A Common Stock on the date on which the number of outstanding shares of Class B Common Stock represents less than 10% of the aggregate combined number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3)
The selling stockholders are Crestview Victory and Crestview. Crestview provides investment advisory and management services to certain Crestview entities. Crestview Victory GP, LLC is the general partner of Crestview Victory. Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”) are members of Crestview Victory GP, LLC and limited partners of Crestview Victory. Crestview GP is the general partner of each of the Crestview Funds. Crestview GP and the Crestview Funds may be deemed to be beneficial owners of the shares owned directly by Crestview Victory. Crestview GP has voting and investment control over such shares. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the members of its investment committee and the chairman of the investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick. None of the foregoing persons has the power individually to vote or dispose of such shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022.
(4)
The selling stockholders are Reverence Capital Partners Opportunities Fund I, L.P., Reverence Capital Partners Opportunities Fund I (Cayman), L.P., and Reverence Capital Partners Opportunities Fund I (AI), L.P. (collectively, the “Reverence Capital Funds”) and RCP Lake Co-Invest, L.P. RCP GenPar Holdco LLC is the general partner of each of the Reverence Capital Funds and RCP Co-Invest GP LLC is the general partner of RCP Lake Co-Invest, L.P. RCP GenPar Holdco LLC and RCP Co-Invest GP LLC ( the “RCP Entities”) may be deemed to be the beneficial owners of the shares owned directly by the Reverence Capital Funds and RCP Lake Co-Invest, L.P. The RCP Entities have voting and investment control over such shares. Decisions by each of the RCP Entities to vote or dispose of such shares require the approval of a majority of the three members of the investment committee, which is composed of the following individuals: Milton Berlinski, Peter Aberg and Alexander Chulack. None of the foregoing persons has the power individually to vote or dispose of such shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Reverence Capital Partners, 10 East 53rd Street, 14th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
The selling stockholders may sell the Class A common stock in any one or more of the following ways:
•
on any stock exchange, market or trading facility on which the shares of common stock are traded;

•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

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directly to agents;

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to or through brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through the writing of other securities or contracts to be settled in such securities;

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settlement of short sales entered into after the date of this prospectus;

•
privately negotiated transactions;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
“at the market” or through market makers or into an existing market for the securities;

•
to one or more underwriters acting alone for resale to investors or to the public;

•
through the distribution of securities by any selling stockholder to its partners, members or securityholders;

•
through a combination of any of those methods of sale; and

•
any other method permitted pursuant to applicable law.

If the selling stockholders sell shares of Class A common stock to a dealer acting as principal, the dealer may resell those shares at varying prices to be determined by the dealer in its discretion at the time of resale without consulting with us or the selling stockholders, and the resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis.
Sales of the Class A common stock may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.
In connection with the sale of Class A common stock, underwriters or agents may receive compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the Class A common stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the Class A common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the Class A common stock may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from the selling stockholders and any profit on the resale of Class A common stock they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
If a prospectus supplement is provided in connection with an offering, it will, where applicable:
•
identify any underwriter, dealer or agent;

•
describe any compensation in the form of discounts, concessions, commissions or otherwise received from the selling stockholders by each underwriter or agent and in the aggregate by all underwriters and agents;

•
describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•
identify the amounts underwritten; and

•
identify the nature of the underwriter’s or underwriters’ obligation to take the Class A common stock.

Until the distribution of the Class A common stock is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the Class A common stock. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the Class A common stock. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares.
Underwriters may engage in overallotment. If any underwriters create a short position in the Class A common stock in an offering in which they sell more shares than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the shares in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase Class A common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the shares, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of Class A common stock for the purpose of stabilization or to reduce a short position could cause the price of the shares to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the shares to the extent that it were to discourage resales of the shares before the distribution is completed.
Neither we nor the selling stockholders make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Class A common stock. In addition, neither we nor the selling stockholders make any representation that underwriters will engage in those transactions or that the transactions, once commenced, will not be discontinued without notice.
Under agreements into which the selling stockholders may enter, underwriters, dealers and agents who participate in the distribution of the Class A common stock may be entitled to indemnification by the selling stockholders against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
If the selling stockholders offer Class A common stock in a subscription rights offering to our existing stockholders, the selling stockholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. The selling stockholders may pay the standby underwriters a commitment fee for the Class A common stock they commit to purchase on a standby basis. If the selling stockholders do not enter into a standby underwriting arrangement, the selling stockholders may retain a dealer-manager to manage a subscription rights offering on their behalf.
Underwriters, dealers and agents may engage in transactions with the selling stockholders or perform services for the selling stockholders in the ordinary course of business.

To comply with applicable state securities laws, the Class A common stock offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, Class A common stock may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of the shares of Class A common stock offered hereby. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.
EXPERTS
The consolidated financial statements of Victory Capital Holdings, Inc. appearing in Victory Capital Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. Pursuant to the Amended and Restated Shareholders’ Agreement, we have agreed to pay these costs and expenses on behalf of the selling stockholders.
Amount to be Paid
SEC registration fee	$166,679
Legal fees and expenses	50,000*
Accounting fees and expenses	30,000*
Printing Fees	20,000*
Miscellaneous	20,000*
TOTAL	286,679*

*
Estimated.

Item 15.
Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation, to be in effect upon the completion of this offering, includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for the following:
•
any breach of the director’s duty of loyalty to the registrant or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•
under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•
any transaction from which the director derived an improper benefit.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant, to be in effect upon the completion of this offering, provide that:
•
The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•
The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•
The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
The registrant will not be obligated to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•
The rights conferred in the certificate of incorporation and bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors, officers and members of the Employee Shareholders Committee that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.
Item 16.
Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.
Item 17.
Undertakings

(a)
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement

(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the common stock offered therein, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the common stock being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act to any purchaser:

a.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of common stock in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the common stock in the registration statement to which that prospectus relates, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the common stock offered therein, and the offering of the common stock at that time shall be deemed to be the initial bona fide offering thereof.
(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to our amended and restated certificate of incorporation or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 24th day of September 2021.
VICTORY CAPITAL HOLDINGS, INC.
By:	/s/ David C. Brown Name: David C. Brown Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David C. Brown and Michael Policarpo, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David C. Brown David C. Brown	Chairman and Chief Executive Officer (Principal Executive Officer)	September 24, 2021
/s/ Michael Policarpo Michael Policarpo	President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	September 24, 2021
/s/ Milton R. Berlinski Milton R. Berlinski	Director	September 24, 2021
/s/ Alex Binderow Alex Binderow	Director	September 24, 2021
/s/ Lawrence Davanzo Lawrence Davanzo	Director	September 24, 2021
/s/ Richard M. DeMartini Richard M. DeMartini	Director	September 24, 2021

Signature	Title	Date
/s/ James B. Hawkes James B. Hawkes	Director	September 24, 2021
/s/ Karin Hirtler-Garvey Karin Hirtler-Garvey	Director	September 24, 2021
/s/ Robert J. Hurst Robert J. Hurst	Director	September 24, 2021
/s/ Alan H. Rappaport Alan H. Rappaport	Director	September 24, 2021

EXHIBIT INDEX
Exhibit Number	Description
1.1	Form of Underwriting Agreement *
3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Form S-1 filed on February 6, 2018)
3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Form S-1 filed on February 6, 2018)
4.1	Form of Class A common stock certificate (previously filed as Exhibit 4.1 to Form S-1 filed on February 6, 2018)
4.2	Form of Class B common stock certificate (previously filed as Exhibit 4.2 to Form S-1 filed on February 6, 2018)
4.3	Second Amended and Restated Shareholders’ Agreement between the Registrant and the investors listed on the signature pages thereto (previously filed as Exhibit 4.3 to Form S-1 filed on February 6, 2018)
4.4	Employee Shareholders’ Agreement between the Registrant and the investors listed on the signature pages thereto (previously filed as Exhibit 4.4 to Form S-1 filed on February 6, 2018)
5.1	Opinion of Willkie Farr & Gallagher LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-3)

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.